Exhibit 10.1

Wachovia Bank, N.A.
Real Estate Financial Services Group
WS 5200
One Boston Place
201 Washington Street, 27th Floor
Boston, MA 02108

Tel 617-603-4226
Fax 617-603-4228

August 10, 2007

Boston Capital Real Estate Investment Trust, Inc.
C/O Boston Capital
One Boston Place
Boston, Massachusetts  02108

Re:  Credit Agreement, dated as of December 6, 2006, among Boston Capital Real Estate Investment Trust, Inc., as the Borrower (the “Borrower”), Wachovia Bank, National Association, as Administrative Agent and L/C Issuer, Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Book Manager and the other Lenders party thereto (the “Credit Agreement”)

Reference is made to the Credit Agreement described above.  All capitalized terms used herein and not defined shall have the respective meanings provided such terms in the Credit Agreement.  This letter agreement (the “Agreement”) confirms the agreement of the Lenders and the Borrowers to amend and waive the Credit Agreement in accordance with Section 10.01 of the Credit Agreement as follows:

1.             Section 2.01(a) of the Credit Agreement is hereby amended by deleting the following phrase:  “provided, however, that notwithstanding any provision in the Agreement or any other Loan Document to the contrary, there shall be no additional Availability hereunder and the Lenders shall have no obligation to make any other or further Credit Extensions hereunder until such time as the Borrower shall have first repaid in full the entire amount of the Initial Borrowing.”

2.             The Lenders hereby agree to waive the requirement set forth in Section 2.01(b) of the Credit Agreement that requires as a condition precedent to Subsequent Borrowing that the entire amount of the Committed Loan under the Initial Borrowing shall have first been repaid in full to the satisfaction of the Administrative Agent.

3.             Section 2.14 of the Credit Agreement is hereby amended by deleting Section 2.14(b)(vii).

4.             The Lenders hereby agree that notwithstanding Sections 2.07(d)(i) and 2.07(d)(iii) of the Credit Agreement, the Borrower shall have the right to request an extension of the Initial Maturity Date even if the Borrower does not extend the July1, 2007 Termination Date beyond the Initial Termination Date.  The Administrative Agent hereby waives and discharges its rights under the Credit Agreement, including pursuant to Section 2.07(d) of the Credit Agreement, to receive prior written notice of Borrower’s inability to extend such Termination Date.

5.             This Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement.

6.             From and after the date hereof, all references in the Credit Agreement to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

7.             This Agreement may be executed in counterparts, including counterparts transmitted by facsimile.

[Signature Page Follows]

IN WITNESS WHEREOF, the Lenders hereby execute this Agreement as of the date set forth above.

BORROWER:

BOSTON CAPITAL REAL ESTATE
INVESTMENT TRUST, INC., a Maryland corporation

		By:	/s/ Marc N. Teal
Name: Marc N. Teal
Title: Sr. Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION, as a lender and L/C Issuer

		By:	/s/ Filomena R. Cerqueira
Name: Filomena R. Cerqueira
Title: Vice President

AGREED AND ACKNOWLEDGED
As of the date set forth above.

Wachovia Bank, National Association,
As Administrative Agent

By:	/s/ Filomena R. Cerqueira
Name: Filomena R. Cerqueira
Title: Vice President